Verano Announces Fourth Quarter and Full Year 2025 Financial Results

Company delivers sequential revenue and margin improvement within guidance in the fourth quarter; closes 2025 with top three market share positions1 across all competing categories

Newly-announced $195 million credit facility demonstrates Company's ability to access lower-cost capital and secure among the industry’s most favorable terms including maturity date and prepayment flexibility and an initial 9.5% annual interest rate
CHICAGO, March 12, 2026 (GLOBE NEWSWIRE) – Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNO) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced its financial results for the fourth quarter and full year ended December 31, 2025, which were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).
Fourth Quarter and Full Year 2025 Financial Highlights

	For the Three Months Ended,			For the Year Ended,
($ in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenues, net of Discounts	206,613	202,810	218,206	821,504	878,585
Gross Profit	105,695	95,237	107,534	413,497	443,931
Income (Loss) from Operations	(157,583)	9,277	(303,883)	(107,093)	(237,176)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(183,411)	(43,832)	(272,706)	(257,908)	(341,859)
Adjusted EBITDA[2]	55,534	53,109	62,850	229,194	264,454
Fourth Quarter 2025 Financial Highlights
•Revenues, net of discounts, of $207 million, an increase of 2% versus the prior quarter, and a decrease of 5% year-over-year.
•Gross profit of $106 million or 51% of revenue.
•SG&A expenses of $86 million or 42% of revenue.
•Net Loss of $(183) million or (89)% of revenue.
•Adjusted EBITDA2 of $56 million or 27% of revenue.
•Net cash provided by operating activities of $14 million.
•Capital expenditures of $9 million.
Full Year 2025 Financial Highlights
•Revenues, net of discounts, of $822 million, a decrease of 6% year-over-year.
•Gross profit of $413 million or 50% of revenue.
•SG&A expenses of $337 million or 41% of revenue.
•Net Loss of $(258) million or (31)% of revenue.
•Adjusted EBITDA2 of $229 million or 28% of revenue.
•Net cash provided by operating activities of $53 million.
•Capital expenditures of $41 million.

Management Commentary
“I am incredibly proud of our team for their resilience and tremendous efforts executing an exceptional game plan in 2025,” said George Archos, Verano founder, Chairman and Chief Executive Officer. “Throughout 2025, we successfully streamlined operations and generated efficiencies, implemented CPG technology and automation upgrades, and launched new product innovation and partnerships that solidified top three share positions1 for Verano brands in every category we compete in. We also strategically positioned Verano ahead of potential U.S. capital markets inclusion by redomiciling the Company from Canada to Nevada, secured what we believe to be one of the industry’s most beneficial credit facilities, reached a favorable settlement to the Vireo litigation, and won a conditional vertical license in Texas as the state prepares for a medical program expansion.”
Archos concluded: “As we await an anticipated final rule from the President’s executive order to expeditiously reschedule cannabis and as the only cannabis business with current or pending operations in Florida, Pennsylvania, Virginia, and Texas, we are well-positioned to leverage a number of potential catalysts in what may be a game-changing year for Verano and the industry in 2026.”
Fourth Quarter 2025 Financial Overview
Revenues, net of discounts, for the fourth quarter 2025 were $207 million, up from $203 million for the third quarter 2025, and down from $218 million for the fourth quarter 2024. The increase in revenue for the fourth quarter 2025 compared to the third quarter 2025 was primarily driven by sequential gains in retail revenue. The decrease in revenue for the fourth quarter 2025 compared to the fourth quarter 2024 was driven primarily by ongoing price compression and competition, offset by increased inventory in Florida and new product launches.
Gross profit for the fourth quarter 2025 was $106 million or 51% of revenue, up from $95 million or 47% of revenue for the third quarter 2025, and down from $108 million or 49% of revenue for the fourth quarter 2024. The decrease in gross profit for the fourth quarter 2025 compared to the fourth quarter 2024 was due to lower top line revenue, increased promotional activity, and improvement in costs of goods sold, offset by continued CPG operational efficiencies.
SG&A expenses for the fourth quarter 2025 were $86 million or 42% of revenue, up from $84 million or 38% of revenue for the fourth quarter 2024, and up from $81 million or 40% of revenue for the third quarter 2025. The increase in SG&A expenses for the fourth quarter 2025 compared to the fourth quarter 2024 was driven primarily by an increase in strategic marketing investments in the fourth quarter 2025, offset by a decrease in depreciation and amortization, and efficiencies generated across the business.
Net loss for the fourth quarter 2025 was $(183) million or (89)% of revenue, versus $(273) million or (125)% of revenue in the fourth quarter 2024. The decrease in net loss for the fourth quarter 2025 compared to the fourth quarter 2024 was primarily driven by lower impairment charges in the fourth quarter 2025 compared to the prior year period.
Adjusted EBITDA2 for the fourth quarter 2025 was $56 million or 27% of revenue, in line with guidance.
Net cash provided by operating activities for the fourth quarter 2025 was $14 million, down from $44 million for the fourth quarter 2024, which was primarily driven by inventory adjustments, and higher income tax payments compared to the prior year period.
Capital expenditures for the fourth quarter 2025 were $9 million, down from $14 million for the fourth quarter 2024, and up from $8 million in the third quarter 2025.

1Source: BDSA data

Full Year 2025 Financial Overview
Revenue for the full year 2025 was $822 million, down from $879 million for the full year 2024. The decrease in revenue for the full year 2025 compared to the full year 2024 was driven primarily by price compression, partially offset by an increase in product availability in Florida.
Gross profit for the full year 2025 was $413 million or 50% of revenue, down from $444 million or 51% of revenue for the full year 2024. The decrease in gross profit for the full year 2025 compared to the full year 2024 was primarily attributable to a decline in topline revenue.
SG&A expense for the full year 2025 was $337 million or 41% of revenue, down from $353 million or 40% of revenue for the full year 2024. The decrease in SG&A expense for the full year 2025 compared to the full year 2024 was driven primarily by a decrease in depreciation and amortization, and efficiencies generated across the business.
Net loss for the full year 2025 was $(258) million, or (31)% of revenue, down from $(342) million, or (39)% of revenue in the full year 2024. The decrease in net loss for the full year 2025 compared to the full year 2024 was largely attributable to lower comparative impairments and operating expenses.
Adjusted EBITDA2 for the full year 2025 was $229 million or 28% of revenue.
Net cash provided by operating activities for the full year 2025 was $53 million, down from $112 million for the full year 2024.
Capital expenditures for the full year 2025 were $41 million, down from $99 million for the full year 2024.
2026 Guidance
•The Company expects capital expenditures for 2026 to range between $30 million and $50 million. The Company’s 2026 capital expenditures are expected to support cultivation operational efficiency, selective expansion of retail operations in existing and potential new markets, retail store enhancements, and continued investment in technology and infrastructure.

Fourth Quarter 2025 Operational Highlights
•Announced a revolving credit facility of $75,000,000, from which the Company drew $50,000,000 to retire $50,000,000 of higher interest rate debt from its existing senior secured credit facility without incurring any prepayment penalty, with the remaining $25,000,000 available.
•Elevated Ohio retail footprint to six dispensaries statewide with the opening of Zen Leaf Antwerp.
•Expanded vape product portfolio with exclusive, first-to-market launch of HYPHEN all-in-one pod system.
•The Company redomiciled from British Columbia, Canada to the State of Nevada.
•Reached a comprehensive settlement to dismiss all outstanding litigation matters between the Company and Vireo Growth Inc.
•Announced strategic exclusive partnerships with award-winning cannabis brands including Raw Garden in New Jersey and Flower by Edie Parker in Florida.
•Awarded one of nine conditional licenses to commence vertical cannabis operations in Texas, subject to final state approval.
•Expanded the Company's retail footprint by opening Zen Leaf Charleston, the Company's 6th dispensary in West Virginia.
Subsequent Operational Highlights
•Strengthened national product portfolio in fast-growing pre-roll category with the launch of Swift Lifts as a standalone brand.
•Upsized the revolving credit facility commitment to $100,000,000 and extended maturity date to February 28, 2029.
•Elevated the Company's Florida retail footprint by opening MÜV Deltona, the Company's 83rd dispensary in Florida and 160th nationwide.
•Closed on a $195,000,000 senior secured term loan and drew the remaining $50,000,000 under its existing revolving credit facility to payoff and terminate the Company’s 2022 credit facility.
•Current operations span 13 states, comprised of 160 dispensaries and 14 production facilities with more than 1.1 million square feet of cultivation capacity.
Balance Sheet and Liquidity
As of December 31, 2025, the Company’s current assets were $405 million, including cash and cash equivalents of $83 million. The Company had working capital of $264 million and total debt, net of issuance costs, of $400 million.
The Company’s total issued and outstanding shares of common stock was 363,245,512 as of December 31, 2025.

Conference Call and Webcast
A conference call and webcast with analysts and investors is scheduled for March 12, 2026 at 8:30 a.m. ET / 7:30 a.m. CT to discuss the results.
•Investors and participants can register in advance for the call by visiting: https://register-conf.media-server.com/register/BIb92ab03f57dd4fac844c986e2d205a7d
•After registering, instructions will be shared on how to join the call for those who wish to dial in.
•On March 12, 2026, the live webcast can be accessed via the following link: https://edge.media-server.com/mmc/p/64zm6h94
•The live and archived webcast will be available on the Events and Presentations page of the Company’s investor relations website at investors.verano.com.
_________________________
2Adjusted EBITDA and Adjusted EBITDA as a percentage of revenue (“Adjusted EBITDA Margin”) are non-U.S. GAAP financial measures. Each is derived from EBITDA, another non-U.S. GAAP financial measure, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The most directly comparable U.S. GAAP financial measure to Adjusted EBITDA is net income (loss) and the most directly comparable measure to Adjusted EBITDA Margin is net income (loss) as a percentage of revenue (“net income (loss) margin”). The reconciliation of (i) Adjusted EBITDA to U.S. GAAP net income (loss) and (ii) Adjusted EBITDA Margin to net income (loss) margin is set forth below in the tables included in this news release.
Non-U.S. GAAP Financial Measures
Verano uses non-U.S. GAAP financial information to evaluate the performance of the Company. The terms “EBITDA,” “Adjusted EBITDA,” and “Adjusted EBITDA Margin” do not have any standardized meaning prescribed within U.S. GAAP and therefore may not be comparable to similar measures presented by other companies. Accordingly, this non-U.S. GAAP financial information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.
The Company calculates EBITDA as net income (loss) before interest expense, income tax expense, depreciation, amortization, Adjusted EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization and also excludes certain one-time extraordinary items and Adjusted EBITDA Margin as net income (loss) before net interest expense, income tax expense, depreciation and amortization and exclusion of certain one-time extraordinary items as a percentage of revenue. The calculations of the non-U.S. GAAP financial measures used in this news release and the reconciliations to the most comparable U.S. GAAP financial numbers are included in the tables below.
Management believes that this non-U.S. GAAP financial information is useful as a supplement to comparable U.S. GAAP financial information because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their U.S. GAAP results. Management reviews these non-U.S. GAAP financial measures on a regular basis and uses them, together with financial measures included in the Company’s financial statements, to evaluate and manage the performance of the Company’s operations. These measures should be evaluated only in conjunction with the comparable U.S. GAAP financial numbers reported by the Company.

About Verano
Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNO), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano provides a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners, and produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Savvy™, (the) Essence™, Swift Lifts™, HYPHEN™, Encore™, BITS™, Avexia™, MÜV™, CTPharma™, and Verano™. Verano’s active operations span 13 U.S. states, comprised of 14 production facilities with over 1.1 million square feet of cultivation capacity. Learn more at Verano.com.
Contacts:
Investors
Verano
Aaron Miles
Chief Investment Officer
Investors@verano.com
Media
Verano
Steve Mazeika
Vice President, Communications
steve.mazeika@verano.com
312-348-4430
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.
Financial Information Tables
The following tables include select financial results and the reconciliations of the non-U.S. GAAP financial measures to the respective most directly comparable U.S. GAAP financial measures for the presented periods.

VERANO HOLDINGS CORP.
Highlights from Consolidated Statements of Operations

	For the Three Months Ended,			For the Year Ended,
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Revenues, net of Discounts	$206,613	$202,810	$218,206	$821,504	$878,585
Cost of Goods Sold, net	100,918	107,573	110,672	408,007	434,654
Gross Profit	$105,695	$95,237	$107,534	$413,497	$443,931
Gross Profit %	51%	47%	49%	50%	51%
Operating Expenses:
Selling, General and Administrative Expenses	85,838	80,560	83,718	337,322	353,408
Loss on Impairment of Intangibles – Goodwill	86,591	—	8,179	86,591	8,179
Loss on Impairment of Intangibles – License & Fixed Assets	90,849	5,400	319,520	96,677	319,520
Total Operating Expenses	263,278	85,960	411,417	520,590	681,107
Income (Loss) from Operations	$(157,583)	$9,277	$(303,883)	$(107,093)	$(237,176)
Other Income (Expense)
Loss on Disposal of Property, Plant and Equipment	(1,034)	(620)	(348)	(1,950)	(1,095)
Gain on Deconsolidation	—	—	—	4,739	—
Gain (Loss) on Debt Extinguishment	—	(946)	—	1,938	(3,068)
Interest Expense, net	(12,608)	(13,212)	(12,637)	(53,589)	(54,759)
Other Income (Expense), net	(1,450)	(9,890)	(1,379)	(10,275)	(3,817)
Total Other Income (Expense), net	(15,092)	(24,668)	(14,364)	(59,137)	(62,739)
Income (Loss) Before Provision for Income Taxes	$(172,675)	$(15,391)	$(318,247)	$(166,230)	$(299,915)
Provision for Income Tax (Expense) Benefit	(10,736)	(28,441)	45,541	(91,678)	(41,944)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(183,411)	$(43,832)	$(272,706)	$(257,908)	$(341,859)

VERANO HOLDINGS CORP.
Highlights from Audited Consolidated Balance Sheets

	As of December 31,
($ in thousands)	2025	2024
Cash and Cash Equivalents	$82,724	$87,796
Other Current Assets	321,927	274,857
Property, Plant and Equipment, net	492,473	537,964
Intangible Assets, net	579,090	734,005
Goodwill	161,009	246,230
Other Long-Term Assets	104,371	113,248
Total Assets	$1,741,594	$1,994,100

Total Current Liabilities	140,261	203,112
Total Long-Term Liabilities	898,954	840,169
Shareholders' Equity	704,156	952,174
Non-Controlling Interest	(1,777)	(1,355)
Total Liabilities and Shareholders' Equity	$1,741,594	$1,994,100

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBITDA (Non-U.S. GAAP) and Adjusted EBITDA (Non-U.S. GAAP, Unaudited)

	For the Three Months Ended,			For the Year Ended,
($ in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(183,411)	$(43,832)	$(272,706)	$(257,908)	$(341,859)
Interest Expense, net	12,608	13,212	12,637	53,589	54,759
Income Tax Expense (Benefit)	10,736	28,441	(45,541)	91,678	41,944
Depreciation and Amortization	29,316	31,560	31,514	124,155	139,664
EBITDA	$(130,751)	$29,381	$(274,096)	$11,514	$(105,492)

COGS Add-backs:
Acquisition, Transaction and Other Non-operating Costs	1,378	2,146	914	7,796	4,194
Employee Stock Compensation	432	400	243	1,731	2,130

SG&A Add-backs:
Acquisition, Transaction and Other Non-operating Costs	1,820	1,003	1,763	5,457	9,947
Employee Stock Compensation	1,910	2,122	3,669	9,775	14,816

Impairments	177,440	5,400	327,699	183,268	327,699

Acquisition Adjustments and Other Income & Expense, net	3,305	12,657	2,658	9,653	11,160

Adjusted EBITDA[2]	$55,534	$53,109	$62,850	$229,194	$264,454

Net Loss Margin	(89)%	(22)%	(125)%	(31)%	(39)%
Adjusted EBITDA Margin[2]	27%	26%	29%	28%	30%